REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Cosmo Communications Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of Cosmo Communications Corporation and subsidiaries
(incorporated in Florida) as of March 31, 2002 and December 31, 2001, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the three months ended March 31, 2002 and for the year ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the consolidate financial position of Cosmo Communication Corporation and Subsidiaries as of March 31, 2002 and December 31, 2001 and the results of its operations and its cash flows for the three months ended March 31, 2002 and for the year ended December 31, 2001, in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses and has significant working capital and stockholder deficiencies. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans relating to those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



		"SCHWARTZ LEVITSKY FELDMAN LLP"
Toronto, Canada
July 10, 2002		Chartered Accountants

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA



	1167 Caledonia Road
	Toronto, Ontario M6A 2X1
	Tel:  416 785 5353
	Fax:  416 785 5663


Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA



	1167 Caledonia Road
	Toronto, Ontario M6A 2X1
	Tel:  416 785 5353
	Fax:  416 785 5663